Exhibit 99
FOR IMMEDIATE RELEASE
OM GROUP FILES DELAYED FORMS 10-Q, ANNOUNCES RESULTS FOR PERIOD ENDED JUNE 30, 2005
CLEVELAND, Ohio – September 23, 2005 – OM Group, Inc. (NYSE: OMG) today announced it has completed the filing of its delayed SEC reports. The company’s SEC filings have been delayed due to the restatement of prior year financial statements included in the company’s 2003 Form 10-K, which was filed on March 31, 2005. The company filed its 2004 Form 10-K on August 22, 2005 and filed its Forms 10-Q for the first and second quarter of 2005 today. As a result, OM Group is now current with all its SEC filings.
The company also announced financial results for the 2005 second quarter. Net sales for the three months ended June 30, 2005 were $314.7 million, versus $313.7 million for the comparable period in 2004. Gross profit decreased to $40.6 million for the second quarter of 2005 versus $70.0 million for the year-earlier period. Net income was $11.3 million, or $0.40 per diluted share, for the 2005 quarter, versus $17.7 million, or $0.62 per diluted share, for the comparable period in 2004.
The decrease in the 2005 second-quarter performance was largely due to lower cobalt metal prices, partially offset by higher nickel prices. The average price of cobalt for the second quarter of 2005 was $15.03 compared with $24.91 for the second quarter of 2004. Conversely, the average price of nickel for the second quarter of 2005 was $7.44 compared with $5.67 for the year-earlier quarter.
Other factors also had a negative impact on the company’s second quarter results. They include: the sale of cobalt finished goods manufactured using higher-cost raw materials that were purchased before the overall decrease in metal prices; lower nickel sales volumes; a lower of cost or market (LCM) charge of $2.3 million in 2005 due to decreasing nickel metal prices at the end of the quarter; higher smelting and refining costs at the company’s nickel refinery in Finland; the scheduled maintenance shutdown of its joint venture smelter; and the negative impact of currency exchange effects resulting from the stronger euro compared with the U.S. dollar.
Selling, general and administrative expenses (SG&A) for the second quarter of 2005 decreased by $8.1 million, to 6.4% of sales, versus 9.0% for the comparable period in 2004. The decrease was due principally to the receipt of $10.9 million of insurance proceeds related to the shareholder class-action litigation, reduced by $2.4 million of legal fees associated with the litigation. The settlement of these suits was expensed in 2003.
“The company’s results for the second quarter of 2005 were not entirely unexpected considering the scope and magnitude of the previously disclosed challenges we faced. In spite of those challenges, we generated roughly $90 million of cash from operations prior to paying our litigation settlement. What’s clear, however, is the critical need to focus on a business model that relies less on metal pricing and more on value-added, technology-driven products and services,” said Joseph Scaminace, chairman and chief executive officer. “The development and execution of such a business model, one that fully leverages this company’s unique market position and overall operational health, is our highest priority.”

SIX-MONTH RESULTS
Net sales for the six months ended June 30, 2005 were $666.6 million, versus $680.4 million for the comparable period in 2004. Gross profit decreased to $96.4 million for the 2005 six-month period versus $182.6 million for the year-earlier period. Net income was $23.9 million, or $0.84 per diluted share, for the first six months of 2005, versus $65.9 million, or $2.31 per diluted share, for the comparable period in 2004. The decrease in the six-month results was due primarily to the same factors that impacted the second-quarter results.
SG&A expenses decreased by $10.8 million, to 8.4% of sales, in the first six months of 2005, versus 9.8% for the comparable period in 2004. The decrease was principally due to 2004 charges to administrative expense of $7.5 million related to the shareholder lawsuits and $2.8 million for executive compensation awards. The 2005 amount includes an $8.7 million charge related to the former chief executive officer’s separation agreement and $8.5 million of income from the receipt of net insurance proceeds related to the shareholder lawsuits.
The company’s first quarter results released on June 30, 2005 did not include any estimate of a separation charge for the company’s former chief executive officer. The $8.7 million charge was determined subsequent to that date and has been included in the first quarter results as the former chief executive officer’s employment was terminated during the first quarter.
Operating activities provided cash of $19.2 million during the 2005 six-month period, versus providing cash of $10.9 million for the comparable period in 2004. The amount in 2005 includes a cash payment of $74 million for the shareholder class action litigation. Excluding this payment, operating activities provided cash of $93.2 million in the 2005 six-month period.
BUSINESS SEGMENT RESULTS
Cobalt Group
Net sales for the second quarter of 2005 were $133.6 million, versus $165.1 million for the comparable period in 2004. Net sales for the 2005 six-month period were $293.6 million, versus $329.1 million for the year-earlier period. The decrease was due primarily to lower metal prices.
Operating profit for the second quarter of 2005 was $6.4 million, versus $39.0 million for the comparable period in 2004. For the 2005 six-month period, operating profit was $14.5 million, versus $90.3 million for the year-earlier period. The decrease was due primarily to the sale of finished goods manufactured using higher-cost raw materials that were purchased before the overall decrease in metal prices, combined with lower metal selling prices, the scheduled shutdown of the company’s cobalt joint venture smelter and the negative impact of a stronger euro against the U.S. dollar in 2005 compared with 2004.
Nickel Group
Net sales for the second quarter of 2005 were $192.6 million, versus $166.3 million for the comparable period in 2004, due primarily to higher market prices for nickel. Net sales for the 2005 six-month period were $400.5 million, versus $389.2 million for the year-earlier period, due primarily to higher metal market prices for nickel and improved volumes of nickel value-added products.
Operating profit in the second quarter of 2005 remained flat, compared to the second quarter of 2004, for the Nickel Group at $14.5 million. As a percentage of sales, operating profit for the quarter decreased to 7.5% from 8.7% in 2004, due primarily to higher smelting and refining costs at the company’s nickel refinery in Finland; the LCM charge of $2.3 million due to decreasing nickel prices at the end of the quarter; lower volumes; and the impact of the stronger euro against the U.S. dollar.
Operating profit for the 2005 six-month period was $43.5 million, versus $58.5 million for the comparable period in 2004. The decline was due primarily to the same factors that impacted the second-quarter results.

Corporate Expenses
Corporate expenses for the second quarter of 2005 were $0.5 million versus $11.8 million for the comparable period in 2004. The amount in 2005 was reduced by the previously mentioned net insurance proceeds of $8.5 million. Before the impact of the insurance proceeds, corporate expenses in the 2005 second quarter were $9.0 million – lower than the year-earlier amount primarily because of professional fees in 2004 associated with the audit committee investigation and restatement process.
Corporate expenses for the 2005 six-month period were $17.3 million, versus $32.7 million for the comparable period in 2004. Expenses in 2004 include the previously mentioned charges related to the shareholder lawsuits and executive compensation, and the higher professional fees associated with the audit committee investigation and restatement process. Corporate expenses in 2005 include the charge related to the former chief executive officer’s separation agreement, which was substantially offset by the net insurance proceeds related to the lawsuits.
ABOUT OM GROUP, INC.
OM Group is a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia, Africa and Australia. For more information, visit the company’s Web site at http://www.omgi.com.
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For More Information, Contact: Greg Griffith, director of investor relations, at 216-263-7455
FORWARD-LOOKING STATEMENTS
This report contains statements that the Company believes may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe the Company’s objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those currently anticipated.
Important factors that may affect the Company’s expectations, estimates or projections include: the completion of the settlement of the shareholder derivative lawsuits filed against certain of the Company’s former executives and certain of its current and former directors in a manner that is consistent with the agreement in principle reached with the lead plaintiffs in such lawsuits; the speed and sustainability of price changes in cobalt and nickel; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market prices of cobalt and nickel; the availability of competitively priced supplies of raw materials, particularly cobalt and nickel; the effect of the Company not completing the documentation and testing of its internal controls over financial reporting such that management of the Company and its independent registered public accounting firm are unable to report as to such internal control over financial reporting; the risk that new or modified internal controls, implemented in response to the 2004 investigation by the audit committee of the Company’s board of directors and the Company’s examination of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, are not effective and need to be improved, resulting in additional expense; the demand for metal-based specialty chemicals and products in the Company’s markets; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the outcome of the previously announced SEC Division of Enforcement review of the investigation conducted by the Company’s audit committee; and the general level of global economic activity and demand for the Company’s products.

OM GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$37,436	$26,779
Restricted cash in escrow	74,000	—
Accounts receivable, less allowances	139,642	161,346
Inventories	362,186	415,517
Advances to suppliers	13,614	32,498
Other	35,849	52,719

Total Current Assets	662,727	688,859

PROPERTY, PLANT AND EQUIPMENT, AT COST
Land	4,814	4,982
Buildings and improvements	162,470	161,566
Machinery and equipment	501,212	493,930
Furniture and fixtures	17,259	17,130

	685,755	677,608

Less accumulated depreciation	310,176	287,796

	375,579	389,812

OTHER ASSETS
Goodwill	179,710	181,871
Receivables from joint venture partner	29,379	29,379
Other	49,499	44,780

TOTAL ASSETS	$1,296,894	$1,334,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Long-term debt in default	$400,000	$400,000
Current portion of long-term debt	5,750	5,750
Accounts payable	105,760	132,312
Accrued employee costs	20,555	17,062
Retained liabilities of businesses sold	16,675	21,837
Shareholder litigation accrual	74,000	74,000
Other	25,441	50,835

Total Current Liabilities	648,181	701,796

LONG-TERM LIABILITIES
Long-term debt	22,062	24,683
Deferred income taxes	29,368	31,033
Shareholder litigation accrual	17,882	18,000
Minority interest	39,591	44,168
Other	34,059	27,989

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value:
Authorized 2,000,000 shares, no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized 60,000,000 shares; issued 28,533,831 shares in 2005 and 28,484,098 shares in 2004	285	285
Capital in excess of par value	500,218	498,250
Retained deficit	(8,201)	(32,080)
Treasury stock (61,235 shares in 2005 and 14,025 shares in 2004, at cost)	(2,226)	(710)
Accumulated other comprehensive income	15,675	21,287

Total Stockholders’ Equity	505,751	487,032

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,296,894	$1,334,701

OM GROUP, INC.
CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$314,709	$313,738	$666,641	$680,368
Cost of products sold	274,136	243,758	570,217	497,720

	40,573	69,980	96,424	182,648

Selling, general and administrative expenses	20,169	28,312	55,739	66,522

INCOME FROM OPERATIONS	20,404	41,668	40,685	116,126

OTHER INCOME (EXPENSE)
Interest expense	(10,259)	(11,136)	(20,252)	(20,334)
Foreign exchange loss	(1,482)	(3,472)	(2,812)	(3,835)
Investment and other income, net	3,860	1,317	5,853	4,064

	(7,881)	(13,291)	(17,211)	(20,105)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
TAXES AND MINORITY INTEREST	12,523	28,377	23,474	96,021

Income tax expense	3,090	8,309	5,791	28,115
Minority interest	(1,041)	2,410	(4,571)	1,973

INCOME FROM CONTINUING OPERATIONS	10,474	17,658	22,254	65,933

DISCONTINUED OPERATIONS
Income from operations, net of tax	841	—	1,625	—

NET INCOME	$11,315	$17,658	$23,879	$65,933

Net income per common share — basic
Continuing operations	$0.37	$0.62	$0.78	$2.32
Discontinued operations	0.03	—	0.06	—

Net income	$0.40	$0.62	$0.84	$2.32

Net income per common share — assuming dilution
Continuing operations	$0.37	$0.62	$0.78	$2.31
Discontinued operations	0.03	—	0.06	—

Net income	$0.40	$0.62	$0.84	$2.31

Weighted average shares outstanding
Basic	28,473	28,470	28,463	28,470
Assuming dilution	28,519	28,562	28,545	28,586

OM GROUP, INC.
SEGMENT DATA
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales
Cobalt	$133,624	$165,125	$293,615	$329,108
Nickel	192,581	166,292	400,542	389,173
Intercompany sales between segments:
Cobalt	(175)	(617)	(484)	(1,783)
Nickel	(11,321)	(17,062)	(27,032)	(36,130)

Total net sales	$314,709	$313,738	$666,641	$680,368

Income (loss) from operations
Cobalt	$6,410	$39,029	$14,486	$90,341
Nickel	14,457	14,459	43,481	58,460
Corporate expenses (a)	(463)	(11,820)	(17,282)	(32,675)

Total income from operations	$20,404	$41,668	$40,685	$116,126

Interest expense	(10,259)	(11,136)	(20,252)	(20,334)
Foreign exchange loss	(1,482)	(3,472)	(2,812)	(3,835)
Investment and other income, net	3,860	1,317	5,853	4,064

Income from continuing operations before income taxes and minority interest	$12,523	$28,377	$23,474	$96,021

(a)	The amount for the three months ended June 30, 2005 is reduced by the net insurance proceeds of $8.5 million received during the second quarter of 2005 related to the shareholder class action litigation. Before the impact of the insurance proceeds, corporate expenses were $9.0 million for the three months ended June 30, 2005 which was lower than the three months ended June 30, 2004 amount due primarily to professional fees in 2004 associated with the audit committee investigation and restatement process. For the six months ended June 30, 2005 and 2004, corporate expenses decreased in 2005 due to charges in 2004 of $7.5 million related to the shareholder derivative lawsuits and $2.8 million for executive compensation, and a charge of $8.7 million related to the former chief executive officer’s separation agreement in 2005 that was substantially offset by the income from the receipt of net insurance proceeds of $8.5 million related to the shareholder class action lawsuits.

OM GROUP, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2005	2004
OPERATING ACTIVITIES
Income from continuing operations	$22,254	$65,933
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,640	25,321
Foreign exchange loss	2,812	3,835
Gain on sale of investments	(2,359)	—
Minority interest	(4,571)	1,973
Income from equity method investment	(2,841)	(2,673)
Other non-cash items	(495)	7,825
Changes in operating assets and liabilities (a)	(20,219)	(91,363)

NET CASH PROVIDED BY OPERATING ACTIVITIES	19,221	10,851

INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(8,735)	(6,370)
Proceeds from sale of investments	4,534	—
Acquisition of business	—	(6,715)

NET CASH USED IN INVESTING ACTIVITIES	(4,201)	(13,085)

FINANCING ACTIVITIES
Payments of long-term debt and revolving line of credit	(52,747)	—
Proceeds from the revolving line of credit	49,872	—
Proceeds from exercise of stock options	117	—

NET CASH USED IN FINANCING ACTIVITIES	(2,758)	—

Effect of exchange rate changes on cash and cash equivalents	(1,605)	(1,118)

Increase (decrease) in cash and cash equivalents	10,657	(3,352)

Cash and cash equivalents at beginning of period	26,779	54,719

Cash and cash equivalents at end of period	$37,436	$51,367

(a)	Amount includes $74.0 million paid into escrow during the second quarter of 2005 related to the settlement of the shareholder class action litigation. At June 30, 2005, such amount is classified separately as Restricted cash in escrow on the Condensed Consolidated Balance Sheet. The Restricted cash in escrow and corresponding Shareholder litigation accrual remained on the balance sheet until September 2005, when the settlement was approved by the Court and finalized.